Exhibit 23.7

CONSENT OF
BROWN ARMSTRONG PAULDEN
McCOWN STARBUCK THORNBURGH & KEETER
ACCOUNTANCY CORPORATION

The Board of Directors
Searchlight Minerals Corp.

We consent to the incorporation by reference in the Registration Statement on Form S-1/A of Searchlight Minerals Corp., of our report dated April 12, 2008, with respect to the consolidated balance sheet of Searchlight Minerals Corp., as of December 31, 2007 and the balance sheet as of December 31, 2006, and the related consolidated statements of operations, cash flows, and stockholders’ equity for the year ended December 31, 2007 and the related statements of operations, cash flows, and stockholders’ equity for the year ended December 31, 2006. We also consent to the incorporation by reference in this document of our report dated February 3, 2007 with respect to the balance sheets of Transylvania International, Inc. as of December 31, 2006 and 2007, and the related statements of operations and accumulated deficit and cash flows for that two year period ended December 31, 2006.

BROWN ARMSTRONG PAULDEN
McCOWN STARBUCK THORNBURGH & KEETER
ACCOUNTANCY CORPORATION

Bakersfield, California
July 17, 2008